Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of ECASH Inc. for the nine months ended September 30, 2006, I, Richard Schaefer, Chief Executive Officer and Chief Financial Officer of ECASH, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of ECASH, Inc.

 /s/ Richard Schaefer
Richard Schaefer
Chief Executive Officer
Chief Financial Officer

November 27, 2006